Exhibit 99.2

QuantumScape Reports Fourth Quarter 2023 Business and Financial Results

SAN JOSE, Calif. – February 14, 2024 – QuantumScape Corporation (NYSE: QS), a leader in developing next-generation solid-state lithium-metal batteries, today announced its business and financial results for the fourth quarter of 2023, which ended December 31.

The company posted a letter to shareholders on its Investor Relations website, ir.quantumscape.com, that details fourth-quarter financial results and provides a business update.

QuantumScape will host a live webcast today at 2 p.m. Pacific Time (5 p.m. Eastern Time), accessible via its IR Events page. Jagdeep Singh, co-founder and chief executive officer, Kevin Hettrich, chief financial officer, and Dr. Siva Sivaram, president, will participate on the call.

An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to transform energy storage with solid-state lithium-metal battery technology. The company’s next-generation batteries are designed to enable greater energy density, faster charging and enhanced safety to support the transition away from legacy energy sources toward a lower carbon future. For more information, visit www.quantumscape.com.

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com